EXHIBIT 99.1
                                                                    ------------

MedSource Technologies, Inc.

[MedSource Logo]

FOR IMMEDIATE RELEASE
APRIL 29, 2003

                        MEDSOURCE TECHNOLOGIES ANNOUNCES
                          FISCAL THIRD-QUARTER RESULTS
       COMPANY MEETS REVENUE AND EPS PROJECTIONS; MEDSOURCE POSITIONED TO
          RESPOND TO GROWING DEMAND IN MEDICAL TECHNOLOGY OUTSOURCING

MINNEAPOLIS, APRIL 29, 2003--MEDSOURCE TECHNOLOGIES, INC. (NASDAQ: MEDT), today announced results for its fiscal third-quarter and nine months ended March 30, 2003. Results were prepared in accordance with generally accepted accounting principles (GAAP), and are also shown on a pro forma basis with certain adjustments noted below.

Highlights for the quarter included:

o Fiscal third-quarter revenues of $44.5 million, versus $42.2 million in year-ago period
o    GAAP loss per share of $1.10 with pro forma earnings per share of $0.03
o Growth and restructuring plan ahead of previously announced schedule at reduced cost--charges reduced from $25 to $35 million to $15 to $20 million with timed completion in F2005 vs. F2006
o    Non-cash goodwill impairment charge of $30 million

The company reported fiscal 2003 third-quarter revenues of $44.5 million and a net loss of $30.4 million, or $1.10 per share. These results compare to revenues of $42.2 million and a net loss attributed to common stockholders of $28.7 million, or $4.01 per share, in the fiscal 2002 third quarter. For the nine months ended March 30, 2003, revenues were $130.1 million with a net loss of $26.1 million, or $0.95 per share, compared to 2002 nine-month revenues of $114.3 million, and a net loss attributed to common stockholders of $35.6 million, or $6.06 per share.

The largest portion of the third-quarter net loss was due to a non-cash goodwill impairment charge of $30 million, or $1.08 per share. In accordance with SFAS No. 142, MedSource initiated a goodwill impairment assessment during the fiscal 2003 third quarter, and the preliminary results of the analysis indicated an impairment of between $30 and $40 million. As a result, MedSource recorded a $30 million non-cash charge. The non-cash charge amount may be adjusted when the analysis is finalized during the fourth quarter of 2003.

"During the quarter, we met expectations for both revenue and net income, and business across all of our industry markets was solid," said Richard J. Effress, MedSource Chairman and Chief Executive Officer.

In addition to GAAP income statement results, MedSource is also presenting pro forma income statement results. Management believes that the pro forma results present a more meaningful comparison of its fiscal 2003 results to past and future results.

Pro forma results exclude charges related to the company's growth and restructuring plan, goodwill impairment and calculates a "tax effected" net income in the results. Please refer to the "Reconciling Items From GAAP to Pro Forma Results" section of this release and review the attached supplementary schedules.

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MedSource Technologies, Inc.
Page 2



On a pro forma basis, which reflects adjustments to all quarters, MedSource reported fiscal 2003 third-quarter revenues of $44.5 million and net income of $0.9 million, or $0.03 per share, meeting the analysts' consensus estimate, which is reported on a pro forma basis. These results compare to 2002 third-quarter revenues of $42.2 million and net income of $16,000, or $0.00 per share. On a pro forma basis for the nine months ended March 30, 2003, revenues were $130.1 million and net income was $3.6 million, or $0.13 per share. This compares to revenues of $114.3 million and a net loss of $1.0 million, or $0.17 per share, for the year-earlier nine months.

The 5.6 percent third-quarter revenue increase from the prior-year period was partially due to the acquisition of Cycam in the first quarter. Revenues for the nine-month period rose to $130.1 million, up 13.8 percent from $114.3 million for the same prior-year period. Of this amount, 9.3 percent was due to acquisitions and 4.5 percent stemmed from internal growth.

Gross margin was 23.6 percent for the quarter, compared with 25.3 percent in the prior-year period. The year-over-year decrease is a result of costs associated with the transfer of production of certain products to other company facilities to achieve long-term operational efficiencies. Gross margin was 24.7 percent for the nine-month period, unchanged from the prior year.

Selling, general and administrative expense (SG&A) totaled $8.4 million, compared with $8.3 million for the year-ago period. As a percentage of revenue, SG&A declined to 18.8 percent from 19.7 percent a year earlier. SG&A expense totaled $24.5 million for the nine months, or 18.8 percent of revenues, compared to $22.6 million, or 19.7 percent of revenues, for the year-ago period. The $1.9 million increase in SG&A resulted primarily from the impact of acquisitions.

Net interest expense totaled $1.8 million for the fiscal 2003 nine months, down from $7.2 million for the year-earlier period. This was due to lower debt and lower interest rates than a year ago.





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


GROWTH AND RESTRUCTURING PLAN UPDATE
MedSource's previously announced growth and restructuring plan is a response to customer and market feedback that strongly indicates meaningful top and bottom line growth potential at specific targeted cost objectives. MedSource intends to aggressively meet these objectives to garner a large share of this industry opportunity. When implemented, MedSource will realize $6 to $8 million in annual savings, while being positioned to respond to growing demand in medical technology outsourcing. Pre-tax charges related to these growth investments are projected to total approximately $15 to $20 million through the end of fiscal 2005, down from $25 to $35 million through the end of fiscal 2006, as initially anticipated.

In addition, the company continues to focus its engineering and manufacturing capabilities to help its customers achieve improved time to market, delivery and cost objectives.

To date, MedSource has:

o Begun transferring select customer products from certain domestic facilities to Navojoa;
o Initiated the closing of its Santa Clara, Calif., facility and is in the process of consolidating those operations elsewhere in MedSource's facility network;
o Allocated additional sales resources to engineering services and complex assembly.

"Based on discussions with our customers and the insight and planning that grew out of that effort, we are pleased that we will complete this initiative sooner than previously announced, and at a lower cost with greater realized cost savings," said Mr. Effress.

OUTLOOK
The company's guidance for its 2003 fiscal fourth quarter remains unchanged from guidance provided in MedSource's fiscal second-quarter earnings announcement.

MedSource estimates fiscal fourth-quarter revenues of approximately $44 to $46 million, GAAP EPS (exclusive of additional goodwill impairment charges) of approximately $0.03 to $0.06, and pro forma EPS of approximately $0.06 to $0.08 per share. Pro forma fiscal fourth quarter 2003 results would exclude charges related to restructuring and goodwill impairment, and calculate a "tax effected" net income.

For fiscal year 2003, MedSource anticipates total-year revenues of between $174 and $176 million, higher than previously announced, GAAP loss per share (exclusive of additional goodwill impairment charges) of approximately $0.88 to $0.92, and pro forma EPS of approximately $0.19 to $0.21 per share, in line with prior guidance. Pro forma fiscal 2003 results would exclude charges related to restructuring and goodwill impairment, and calculate a "tax effected" net income.

For fiscal year 2004, the company anticipates growth in full-year revenue and pro forma EPS. MedSource expects revenues of approximately $185 to $190 million, and will provide further operating results guidance at the end of its fiscal 2003 fourth quarter.

RECONCILING ITEMS FROM GAAP TO PRO FORMA RESULTS
Pro forma income statement results for both fiscal 2003 and fiscal 2002 exclude restructuring charges, goodwill impairment charges, preferred stock dividends, accretion of discount on preferred stock and "tax effecting" pro forma earnings. The company has "net operating loss carryforwards" available to reduce its income tax expense during its third fiscal quarter. MedSource believes that it would have recorded income taxes of approximately 38.5 percent of its pro forma income before taxes if the carryforwards were not available.


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MedSource Technologies, Inc.
Page 4


MedSource discloses pro forma or non-GAAP measures of net income and earnings per share. Management believes that this pro forma information provides greater comparability to MedSource's past and ongoing operating performance. These measures should not be considered an alternative to measurements required by GAAP. These pro forma numbers are unlikely to be comparable to pro forma information provided by other issuers. In accordance with SEC Regulation G, reconciliation of the MedSource GAAP to pro forma information is provided in the table attached. MedSource also will make available on the investor relations page of its Web site at www.medsourcetech.com this press release, non-GAAP metrics that may be discussed on the earnings call and Webcast, as well as the most directly comparable GAAP financial measures and a reconciliation of the difference between GAAP and non-GAAP metrics.

THIRD-QUARTER CONFERENCE CALL
Mr. Effress and William J. Kullback, senior vice president and CFO, will host a conference call with the investment community to discuss the company's third-quarter results today at 10:00 a.m. EDT.

To access the live Webcast of this call, visit the investor relations section of MedSource's Website at www.medsourcetech.com. A replay will be available at this site for one month.

If you do not have Internet access and want to listen to an audio replay of the third-quarter conference call, phone (800) 405-2236 and enter passcode 534121#. The telephone replay will be available beginning at 12:00 p.m. EDT on Tuesday, April 29, through 1:00 p.m. EDT on Thursday, May 1.

ABOUT MEDSOURCE
MedSource Technologies, Inc. is an industry-leading engineering and manufacturing services, and supply-chain management solutions company to the medical device industry. Customers include many of the largest medical device companies in the world as well as emerging device companies. Headquartered in Minneapolis, MedSource offers product development and design services, precision metal and plastic part manufacturing, and product assembly and supply-chain management services. Production facilities are located throughout the United States as well as in Navojoa, Mexico. The company's common stock is traded on The Nasdaq Stock Market under the symbol "MEDT."

MedSource is on the Internet at WWW.MEDSOURCETECH.COM
                                ---------------------

Contacts:
At MedSource:
William J. Kullback            Rebekah Bryant
Senior Vice President and      Marketing and Communications Manager
Chief Financial Officer        (952) 807-1223
(952) 807-1218

At Padilla Speer Beardsley Inc.:
Marian Briggs                  Matt Sullivan
(612) 455-1700                 (612) 455-1700
mbriggs@psbpr.com              msullivan@psbpr.com


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FORWARD-LOOKING STATEMENTS
This press release contains "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. In many cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate, ""predict," "intend," "potential" or "continue" or the negative of these terms or other comparable terminology. These forward-looking statements involve risks and uncertainties. The company's actual results could differ materially from those indicated in these statements as a result of certain factors contained in the company's Annual Report on Form 10-K for the year ended June 30, 2002. Readers should not place undue reliance on any such forward-looking statements, which are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The company does not assume any obligation to update the forward-looking statements after the date hereof.







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


                  MEDSOURCE TECHNOLOGIES INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                 (IN THOUSANDS)



                                                              March 30, 2003
                                                               (Unaudited)         June 30, 2002
                                                              --------------       -------------
ASSETS
Current assets:
      Cash and cash equivalents                                    $  14,126           $  38,268
      Accounts receivable, net                                        24,800              24,031
      Inventories                                                     24,300              20,503
      Prepaid expenses and other current assets                        3,069               2,402
                                                                   ---------           ---------
Total current assets                                                  66,295              85,204

Property, plant, and equipment, net                                   52,030              42,045
Goodwill, net                                                        104,170             113,113
Other identifiable intangible assets, net                              3,839               4,092
Deferred financing costs                                               1,838               1,971
Other assets                                                           1,612               1,404
                                                                   ---------           ---------
Total assets                                                       $ 229,784           $ 247,829
                                                                   =========           =========

LIABILITIES AND STOCKHOLDERS' EQUITY Current liabilities:
      Account payable                                              $   9,671           $   7,924
      Accrued compensation and benefits                                4,439               5,352
      Other accrued expenses                                           2,260               3,491
      Restructuring reserve                                              953               2,381
      Current portion of long-term debt                                7,065               5,939
                                                                   ---------           ---------
Total current liabilities                                             24,388              25,087

Long-term debt, less current portion                                  39,845              35,967
Other long-term liabilities                                              766                 455

Stockholders' equity
      Common stock                                                       277                 269
      Redeemable preferred stock                                          --               1,974
      Treasury stock                                                  (1,282)             (1,282)
      Additional paid-in capital                                     275,197             268,455
      Other comprehensive loss                                          (294)                 --
      Accumulated deficit                                           (109,113)            (83,025)
      Unearned compensation                                               --                 (71)
                                                                   ---------           ---------
Total stockholders' equity                                           164,785             186,320
                                                                   ---------           ---------
Total liabilities and stockholders' equity                         $ 229,784           $ 247,829
                                                                   =========           =========

                          MEDSOURCE TECHNOLOGIES, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                (IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)


                                                                     Three Months Ended                      Nine Months Ended
                                                               -----------------------------           -----------------------------
                                                               March 30,           March 31,           March 30,           March 31,
                                                                  2003                2002               2003               2002
                                                               ---------           ---------           ---------           ---------
Revenues                                                 $     44,511      $     42,150      $    130,135      $    114,306
Costs and expenses:
   Cost of product sold                                        34,007            31,483            97,989            86,099
   Selling, general and administrative expense                  8,379             8,283            24,475            22,550
   Restructuring charges                                        1,948                --             1,948                --
   Impairment of goodwill                                      30,000                --            30,000                --
                                                         ------------      ------------      ------------      ------------
Operating income/(loss)                                       (29,823)            2,384           (24,277)            5,657
                                                         ------------      ------------      ------------      ------------

Interest expense, net                                            (596)           (2,363)           (1,776)           (7,248)
Other income/(expense)                                              6            (2,857)               28            (2,867)

Loss before income taxes                                      (30,413)           (2,836)          (26,025)           (4,458)
Income tax benefit/(expense)                                      (12)                3               (27)                3
                                                         ------------      ------------      ------------      ------------
Loss                                                     $    (30,425)     $     (2,833)     $    (26,052)     $     (4,455)


Preferred stock dividends and accretion of
   discount on preferred stock                                     --           (25,817)               --           (31,139)
                                                         ------------      ------------      ------------      ------------
Net loss attributed to common stockholders               $    (30,425)     $    (28,650)     $    (26,052)     $    (35,594)
                                                         ============      ============      ============      ============

Net loss per share attributed to common stockholders
   Basic and diluted                                     $      (1.10)     $      (4.01)     $      (0.95)     $      (6.06)
                                                         ============      ============      ============      ============

Weighted average common shares outstanding
   Basic and diluted                                       27,736,703         7,146,444        27,511,065         5,876,987


                          MEDSOURCE TECHNOLOGIES, INC.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                (IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)



                                      For the Quarter Ended March 30, 2003        For the Nine Months Ended March 30, 2003
                                      ------------------------------------        ----------------------------------------
                                                Restructuring                                   Restructuring
                                                   and Other      Pro Forma                        and Other      Pro Forma
                               As Reported         Charges         Results      As Reported         Charges        Results
                               -----------      -------------     ---------     -----------     -------------     ---------
Revenues                       $     44,511              --    $     44,511    $    130,135              --    $    130,135
Costs and expenses:
  Cost of product sold               34,007              --          34,007          97,989              --          97,989
  Selling, general and
    administrative expense            8,379              --           8,379          24,475              --          24,475
  Restructuring charges               1,948          (1,948)(a)          --           1,948          (1,948)(a)          --
  Impairment of goodwill             30,000         (30,000)(b)          --          30,000         (30,000)(b)          --
                               ------------    ------------    ------------    ------------    ------------    ------------
Operating income/(loss)             (29,823)         31,948           2,125         (24,277)         31,948           7,671
                               ------------    ------------    ------------    ------------    ------------    ------------
Interest expense, net                  (596)             --            (596)         (1,776)             --          (1,776)
Other income                              6              --               6              28              --              28
                               ------------    ------------    ------------    ------------    ------------    ------------
Income/(loss) before
    income taxes                    (30,413)         31,948           1,535         (26,025)         31,948           5,923
Income tax expense                      (12)           (591)(c)        (603)            (27)         (2,280)(c)      (2,307)
                               ------------    ------------    ------------    ------------    ------------    ------------
Net income/(loss) attributed
    to common stockholders     $    (30,425)   $     31,357    $        932    $    (26,052)   $     29,668    $      3,616
                               ============    ============    ============    ============    ============    ============
Net income/(loss) per share
    attributed to common
    stockholders
  Basic and diluted            $      (1.10)   $       1.13    $       0.03    $      (0.95)   $       1.08    $       0.13
                               ============    ============    ============    ============    ============    ============
Weighted average common
    shares outstanding
  Basic                          27,736,703      27,736,703      27,736,703      27,511,065      27,511,065      27,511,065
  Diluted                        27,736,703      27,900,063      27,900,063      27,511,065      27,707,600      27,707,600


     (a) Adjustment to exclude restructuring charges related to consolidation of facilities from pro forma results.

     (b) Adjustment to exclude goodwill impairment charge from pro forma results

     (c) Adjustment to tax effect pre-tax earnings at a rate of 38.5% for pro forma purposes. The Company does not expect to have significant tax expense due to available net operating loss carryforwards.

                          MEDSOURCE TECHNOLOGIES, INC.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                (IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)
                                    (CONT'D)



                                      For the Quarter Ended March 30, 2003        For the Nine Months Ended March 30, 2003
                                      ------------------------------------        ----------------------------------------
                                                Restructuring                                   Restructuring
                                                   and Other      Pro Forma                        and Other      Pro Forma
                               As Reported         Charges         Results      As Reported         Charges        Results
                               -----------      -------------     ---------     -----------     -------------     ---------
Revenues                        $    42,150             --    $    42,150    $   114,306             --    $   114,306
Costs and expenses:
  Cost of product sold               31,483             --         31,483         86,099             --         86,099
  Selling, general and
     administrative expense           8,283             --          8,283         22,550             --         22,550
                                -----------    -----------    -----------    -----------    -----------    -----------
 Operating income                     2,384             --          2,384          5,657             --          5,657
                                -----------    -----------    -----------    -----------    -----------    -----------
 Interest expense, net               (2,363)            --         (2,363)        (7,248)            --         (7,248)
Other expense                        (2,857)         2,857(a)          --         (2,867)         2,867(a)          --
Income/(loss) before
  income taxes                       (2,836)         2,857             21         (4,458)         2,867         (1,591)
Income tax benefit/(expense)              3             (8)(c)         (5)             3            613(c)         616
                                -----------    -----------    -----------    -----------    -----------    -----------
Net income/(loss)               $    (2,833)   $     2,849    $        16    $    (4,455)   $     3,480    $      (975)
Preferred stock dividends
  and accretion of
  discount on preferred stock       (25,817)        25,817(b)          --        (31,139)        31,139(b)          --
                                -----------    -----------    -----------    -----------    -----------    -----------
Net income/(loss)
  attributed to common
  stockholders                  $   (28,650)   $    28,666    $        16    $   (35,594)   $    34,619    $      (975)
                                ===========    ===========    ===========    ===========    ===========    ===========
Net income/(loss) per
  share attributed to
  common stockholders
  Basic and diluted             $     (4.01)   $      4.01    $      0.00    $     (6.06)   $      5.89    $     (0.17)
                                ===========    ===========    ===========    ===========    ===========    ===========
Weighted average common
  shares outstanding
  Basic and diluted               7,146,444      7,146,444      7,146,444      5,876,987      5,876,987      5,876,987


     (a)  Adjustment to exclude one time management termination fee.

     (b)  Adjustment to exclude non-recurring preferred stock charges.

     (c) Adjustment to tax effect pre-tax earnings at a rate of 38.5% for pro forma purposes. The Company does not expect to have significant tax expense due to available net operating loss carryforwards.